CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders Putnam Small-Cap Value Fund:

We consent to the use of our report dated April 10, 2006, incorporated in this Registration Statement by reference, to the Putnam Small Cap Value Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KMPG LLP Boston, Massachusetts May 24, 2006